Exhibit 99.1

Verisign Reports 13% Year-Over-Year Revenue Growth in Second Quarter 2011

DULLES, VA – July 28, 2011 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the second quarter ended June 30, 2011.

Second Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $190 million for the second quarter of 2011, up 5% from the prior quarter and up 13% from the same quarter in 2010. Verisign reported net loss of $(11) million and diluted net loss per share of $(0.06) for the second quarter of 2011, reflecting a $100 million payment of contingent interest to holders of the 3.25% Junior Subordinated Convertible Debentures due 2037 (“Convertible Debentures”) in connection with a special dividend in May 2011, and a corresponding offsetting discrete income tax benefit of $40 million, which on a net basis reduced diluted earnings per share by $0.35. This is compared to net income attributable to Verisign stockholders of $35 million and earnings per share attributable to Verisign stockholders of $0.19 on a diluted basis in the same quarter in 2010. The operating margin was 43.2% for the second quarter of 2011 compared to 30.3% for the same quarter in 2010. Operating margin and diluted earnings per share for the second quarter of 2011 include a $6 million accrued expense reversal offset by a $4 million stock compensation charge, both of which are non-recurring in nature, which on a net basis, increased operating margin by 1% and increased diluted earnings per share by $0.02.

Second Quarter Non-GAAP Financial Results

Verisign reported net income of $65 million and diluted earnings per share of $0.38 for the second quarter of 2011, compared to net income of $42 million and diluted earnings per share of $0.23 in the same quarter in 2010. The operating margin was 51.7% for the second quarter of 2011 compared to 40.5% for the same quarter in 2010. Operating margin and diluted earnings per share for the second quarter of 2011 include a pre-tax $6 million accrued expense reversal, which is non-recurring in nature, which increased operating margin by 3.1% and increased diluted earnings per share by $0.02. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“We are pleased with our performance in the second quarter,” said Mark McLaughlin, president and chief executive officer of Verisign. “We are proud of our track record of maintaining 100 percent operational uptime for .com and .net and that we have been entrusted with the operation of .net for an additional 6 years.”

“We remain committed to delivering value to our shareholders through continued strategic focus, execution, and operating discipline,” said Brian Robins, chief financial officer of Verisign. “In addition to paying out the special dividend during the second quarter, we utilized $100 million to repurchase shares of our common stock.”

In addition, Verisign announced that Mark McLaughlin submitted his resignation to become the CEO of a private company. His last day with the company will be August 25, 2011. Mark concluded his board service at the regularly scheduled board of directors meeting on July 27, 2011 and resigned as president and chief executive officer effective August 1, 2011. Jim Bidzos, Verisign’s founder and previous CEO, will become the president and chief executive officer effective August 1, 2011.

“We can’t thank Mark enough for his contributions as CEO over the last two years, as well as during his tenure with Verisign going back to 2000,” said Jim Bidzos, founder and chairman of Verisign. “We all wish him the very best in his new opportunity. I am especially appreciative that Mark will stay until August 25th to assist with the transition.”

Financial Highlights

•

On April 28, Verisign announced a special cash dividend of $2.75 per share of its common stock or $463 million that was paid on May 18, 2011 to shareholders of record at the close of business on May 9, 2011. In addition, contingent interest totaling $100 million was paid on May 18, 2011 to holders of record of Convertible Debentures at the close of business on May 9, 2011.

•	During the second quarter of 2011, Verisign repurchased approximately 2.8 million shares of our common stock for a cost of $100 million.

•

Verisign ended the second quarter of 2011 with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.399 billion, a decrease of $552 million from the prior quarter and an increase of $60 million from the same quarter in 2010.

•

Cash flow from operations was $13 million for the second quarter of 2011, reflecting a $100 million payment of contingent interest to holders of Convertible Debentures. A decrease in excess tax benefits of $(3) million for the second quarter of 2011 that are associated with stock-based compensation were classified as financing cash flows.

•	Deferred revenues ended the second quarter of 2011 totaling $714 million, an increase of $15 million from the prior quarter and $73 million from the same quarter in 2010.

•	Capital expenditures were $14 million in the second quarter of 2011.

Business and Corporate Highlights

•	Verisign Registry Services ended the quarter with 110 million active domain names in the adjusted zone for .com and .net, representing an 8% increase year-over-year.

•	In the second quarter of 2011, Verisign processed 8.1 million new domain name registrations, representing a 2% increase year-over-year.

•

On May 11, 2011, Verisign announced that it had entered into a Settlement Agreement and Mutual Release with the Coalition for ICANN Transparency, Inc. (CFIT), CFIT’s members and specified related parties that resolved the over five year long CFIT litigation.

•

On June 28, 2011, Verisign announced that the Internet Corporation for Assigned Names and Numbers (ICANN) and Verisign have renewed Verisign’s contract to serve as the authoritative registry operator for the .net registry for another six years.

•

On July 14, 2011, Verisign announced that as of January 15, 2012, the registry fee for .com domain names will increase from $7.34 to $7.85 and that the registry fee for .net domain names will increase from $4.65 to $5.11.

•	Verisign ended the second quarter of 2011 with approximately 1,040 employees, unchanged from the end of the prior quarter.

•	During the second quarter, ICANN announced that its Board of Directors had approved a plan to increase the number of generic top-level domains (gTLDs).

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live teleconference call today at 4:30 p.m. (EDT) to review the second quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-6692 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available on the Investor Relations section of the Verisign website at www.verisigninc.com. A telephone replay of this call will remain available at (888) 203-1112 or (719) 457-0820 (passcode: 8273489) for one week after the conference call. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the Verisign website at www.verisigninc.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect online with confidence. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; the sluggish economic recovery; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the inability of Verisign to successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; potential introduction of new gTLDs; and the uncertainty of whether the .com Registry Agreement renewal will occur by December 1, 2012, if at all. More information about potential factors that could affect the company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,220,165	$1,559,628
Marketable securities	174,585	501,238
Accounts receivable, net	14,516	14,874
Prepaid expenses and other current assets	115,874	102,217

Total current assets	1,525,140	2,177,957

Property and equipment, net	194,771	190,319
Goodwill and other intangible assets, net	54,495	55,146
Other assets	21,195	20,584

Total long-term assets	270,461	266,049

Total assets	$1,795,601	$2,444,006

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$156,995	$195,235
Deferred revenues	494,769	457,478

Total current liabilities	651,764	652,713

Long-term deferred revenues	219,083	205,560
Convertible debentures, including contingent interest derivative	584,965	581,626
Long-term deferred tax liabilities	326,112	309,696
Other long-term liabilities	17,880	17,981

Total long-term liabilities	1,148,040	1,114,863

Total liabilities	1,799,804	1,767,576

Commitments and contingencies

Stockholders’ (deficit) equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 315,643 at June 30, 2011 and 313,313 at December 31, 2010; Outstanding shares: 166,348 at June 30, 2011 and 172,736 at December 31, 2010	316	313
Additional paid-in capital	20,330,852	21,040,919
Accumulated deficit	(20,333,307)	(20,363,468)
Accumulated other comprehensive loss	(2,064)	(1,334)

Total stockholders’ (deficit) equity	(4,203)	676,430

Total liabilities and stockholders’ (deficit) equity	$1,795,601	$2,444,006

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues	$189,844	$167,881	$371,367	$329,463

Costs and expenses:
Cost of revenues	40,667	39,846	81,536	78,660
Sales and marketing	22,179	23,139	44,570	44,449
Research and development	13,074	13,738	26,668	26,015
General and administrative	28,206	32,797	61,835	67,641
Restructuring charges	3,659	7,539	9,189	7,773

Total costs and expenses	107,785	117,059	223,798	224,538

Operating income	82,059	50,822	147,569	104,925
Interest expense (2011 amounts include $100,020 contingent interest)	(111,856)	(11,966)	(123,676)	(23,964)
Non-operating income, net	6,149	3,850	11,627	8,678

(Loss) income from continuing operations before income taxes	(23,648)	42,706	35,520	89,639
Income tax benefit (expense)	15,967	(16,121)	(908)	(33,045)

(Loss) income from continuing operations, net of tax	(7,681)	26,585	34,612	56,594
(Loss) income from discontinued operations, net of tax	(2,929)	9,789	(4,451)	32,220

Net (loss) income	(10,610)	36,374	30,161	88,814

Less: Net income from discontinued operations, net of tax, attributable to noncontrolling interest in subsidiary	—	(1,161)	—	(2,245)

Net (loss) income attributable to Verisign stockholders	$(10,610)	$35,213	$30,161	$86,569

Basic (loss) income per share attributable to Verisign stockholders from:

Continuing operations	$(0.05)	$0.15	$0.20	$0.31
Discontinued operations	(0.01)	0.04	(0.02)	0.17

Net (loss) income	$(0.06)	$0.19	$0.18	$0.48

Diluted (loss) income per share attributable to Verisign stockholders from:

Continuing operations	$(0.05)	$0.15	$0.20	$0.31
Discontinued operations	(0.01)	0.04	(0.02)	0.16

Net (loss) income	$(0.06)	$0.19	$0.18	$0.47

Shares used to compute net (loss) income per share attributable to Verisign stockholders:

Basic	167,471	181,120	169,751	182,121

Diluted	167,471	182,753	171,850	183,480

Amounts attributable to Verisign stockholders:
(Loss) income from continuing operations, net of tax	$(7,681)	$26,585	$34,612	$56,594
(Loss) income from discontinued operations, net of tax	(2,929)	8,628	(4,451)	29,975

Net (loss) income attributable to Verisign stockholders	$(10,610)	$35,213	$30,161	$86,569

The following table presents the classification of stock-based compensation:

Cost of revenues	$1,846	$1,348	$3,836	$2,269
Sales and marketing	1,697	1,484	3,551	2,604
Research and development	1,353	1,234	2,871	2,304
General and administrative	7,179	5,256	13,778	10,485
Restructuring charges	1,989	—	4,978	112

Stock-based compensation for continuing operations	14,064	9,322	29,014	17,774
Discontinued operations	—	3,903	—	7,536

Total stock-based compensation expense	$14,064	$13,225	$29,014	$25,310

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$30,161	$88,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	27,642	39,806
Stock-based compensation	29,014	25,310
Excess tax benefit associated with stock-based compensation	(854)	(12,453)
Other, net	1,627	12,949
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	354	10,084
Prepaid expenses and other assets	(12,786)	27,397
Accounts payable and accrued liabilities	(22,736)	(2,867)
Deferred revenues	50,814	61,280

Net cash provided by operating activities	103,236	250,320

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	369,586	196,045
Proceeds received from divestiture of businesses, net of cash contributed	—	15,583
Purchases of marketable securities and investments	(44,038)	(662,275)
Purchases of property and equipment	(29,481)	(42,772)
Other investing activities	(1,181)	(3,773)

Net cash provided by (used in) investing activities	294,886	(497,192)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	32,445	28,002
Repurchases of common stock	(310,671)	(281,943)
Payment of dividends to stockholders	(463,498)	—
Excess tax benefit associated with stock-based compensation	854	12,453
Other financing activities	—	(736)

Net cash used in financing activities	(740,870)	(242,224)

Effect of exchange rate changes on cash and cash equivalents	3,285	(1,791)
Cash and cash equivalents included in assets held for sale	—	(123,356)

Net decrease in cash and cash equivalents	(339,463)	(614,243)
Cash and cash equivalents at beginning of period	1,559,628	1,477,166

Cash and cash equivalents at end of period	$1,220,165	$862,923

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$120,082	$19,811

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Three Months Ended
	June 30, 2011		June 30, 2010
	Operating Income	Net (Loss) Income Attributable to Verisign Stockholders	Operating Income	Net Income Attributable to Verisign Stockholders
GAAP as reported	$82,059	$(10,610)	$50,822	$35,213
Discontinued operations		2,929		(8,628)
Adjustments:
Stock-based compensation	12,075	12,075	9,322	9,322
Amortization of other intangible assets	322	322	323	323
Restructuring charges	3,659	3,659	7,539	7,539
Contingent interest payment to holders of Convertible Debentures		100,020		—
Unrealized gain on contingent interest derivative on Convertible Debentures		(700)		(1,281)
Non-cash interest expense		1,679		1,810
Tax adjustment		(43,989)		(2,005)

Non-GAAP as adjusted	$98,115	$65,385	$68,006	$42,293

Diluted shares		169,882		182,753

Per diluted share, non-GAAP as adjusted		$0.38		$0.23

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Revenues	$189,844	$181,523	$178,829	$172,286	$167,881

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Six Months Ended		Six Months Ended
	June 30, 2011		June 30, 2010
	Operating Income	Net Income Attributable to Verisign Stockholders	Operating Income	Net Income Attributable to Verisign Stockholders
GAAP as reported	$147,569	$30,161	$104,925	$86,569
Discontinued operations		4,451		(29,975)
Adjustments:
Stock-based compensation	24,036	24,036	17,662	17,662
Amortization of other intangible assets	645	645	647	647
Restructuring charges	9,189	9,189	7,773	7,773
Contingent interest payment to holders of Convertible Debentures		100,020		—
Unrealized gain on contingent interest derivative on Convertible Debentures		(250)		(1,750)
Non-cash interest expense		3,343		3,651
Tax adjustment		(50,843)		(2,241)

Non-GAAP as adjusted	$181,439	$120,752	$131,007	$82,336

Diluted shares		171,850		183,480

Per diluted share, non-GAAP as adjusted		$0.70		$0.45

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.